Exhibit 1.01

Allegion plc
Conflict Minerals Report
For the reporting period January 1 to December 31, 2023

EXHIBIT 1.01
Allegion plc
Conflict Minerals Report
For the reporting period from January 1 to December 31, 2023

Contents
Background .....................................................................................................................................................	3

Forward Looking Statements ..........................................................................................................................	4

Covered Minerals ............................................................................................................................................	4

Company Overview..........................................................................................................................................	4

Product Description..........................................................................................................................................	5

Conflict Minerals Program Overview................................................................................................................	6

Reasonable Country of Origin Inquiry..............................................................................................................	6

OECD Due Diligence Framework in Practice...................................................................................................	6

STEP 1: Establish Strong Company Management Systems...........................................................................	7

Company Conflict Minerals Policy.............................................................................................................	7

Internal Team............................................................................................................................................	7

Reporting Mechanism...............................................................................................................................	9

STEP 2: Identify and Assess Risks in the Supply Chain..................................................................................	10

Scope…………………………............………………………………............………………...........................	10

Execution..................................................................................................................................................	11

STEP 3: Design and Implement a Strategy to Respond to Identified Risks.....................................................	14

STEP 4: Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices...................................	14

STEP 5: Report Annually on Supply Chain Due Diligence...............................................................................	15

2023 Results.............................................................................................................................................	15

Due Diligence Determination....................................................................................................................	16

Independent Private Sector Audit..............................................................................................................	16

Future Initiatives........................................................................................................................................	16

Reported Entities..............................................................................................................................................	17

Definitions........................................................................................................................................................	23

Background
This Specialized Disclosure Report on Form SD of Allegion plc ("Allegion," "we," "us" or the “Company") for the year ended Dec. 31, 2023 was prepared to comply with the final rule regarding sourcing of conflict minerals under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("the Dodd-Frank Act"). Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted pursuant to Section 1502 the Dodd-Frank Act, was approved by the U.S. Securities and Exchange Commission (the "SEC") on Aug. 22, 2012 and imposes annual reporting requirements on SEC reporting companies relating to the presence of conflict minerals in the products that they manufacture or contract to manufacture.

The rule on conflict minerals focuses on the Democratic Republic of the Congo ("DRC") and its adjoining countries (the “Covered Countries”), a central African region with vast mineral wealth, including reserves of conflict minerals.

Forward-Looking Statements

Certain statements in this report, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements.

Forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Annual Reports filed on Form 10-K, its Quarterly Reports filed on Form 10-Q, and in its other SEC filings. The Company undertakes no obligation to update any forward-looking statements.

Covered Minerals

The minerals covered by the SEC rules go by the name conflict minerals, also referred to as 3TGs, an abbreviation for Tin, Tantalum, Tungsten and Gold. These conflict minerals are used in many manufactured goods across many industries, including the aerospace, appliances, automotive, electronics, jewelry, medical and tool and die industries. The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or certain of their derivatives (currently limited to tin, tantalum and tungsten); or (B) any other minerals or derivatives designated by the Secretary of State in the future, although no additional minerals or derivatives have been so designated at this time.

Company Overview

We are a global pioneer in seamless access, providing security products and solutions that keep people and their assets safe and secure in the places they live, learn, work and visit. We create peace of mind by pioneering safety and security with a vision of seamless access and a safer world. Seamless access allows authorized, automated and safe passage and movement through spaces and places in the most efficient and frictionless manner possible. Central to our vision is partnering and developing ecosystems to create a flawless experience and enable an uninterrupted and secure flow of people and assets. We offer an extensive and versatile portfolio of security and access control products and solutions across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. We have prepared this report to satisfy the requirements of Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Exchange Act.

Product Description

The following categories of electronic and other products we manufacture or contract to manufacture may contain conflict minerals that are necessary to the functionality or production of such products:
•Locks, locksets, portable locks and key systems: A broad array of cylindrical, tubular and mortise door locksets, security levers and master key systems that are used to protect and control access and a range of portable security products, including bicycle, small vehicle and travel locks;
•Electronic security products and access control systems: A broad range of electrified locks, electrified door closers and exit devices, access control products and systems, credentials and credential readers and accessories, including IoT, Bluetooth Low Energy, Power over Ethernet and cloud-based solutions;
•Time, attendance and workforce productivity systems: These products are designed to help business customers manage and monitor workforce access, attendance and employee scheduling;
•Door controls and systems and exit devices: An extensive portfolio of life-safety products and solutions generally installed on fire doors and facility entrances and exits. Exit devices, also known as panic hardware, provide rapid egress to allow building occupants to exit safely in an emergency. Door controls and systems include mechanical door closers, automatic door operators, as well as high-performance interior and storefront door systems. In addition, with our recently acquired Access Technologies business, we now offer a full range of automatic entrance solutions, including sliding, swing, folding and ICU doors, as well as an array of sensors, controls and security options for commercial and institutional buildings;
•Doors, accessories and other: A portfolio of hollow metal, glass and specialty doors, as well as a variety of additional security products and components, including hinges, door pulls, door stops, bike lights, louvers, weather stripping, thresholds and other accessories, as well as certain bathroom fittings and accessibility aids; and
•Services and software: Our Access Technologies business offers extensive planned inspection, maintenance and repair services for its automatic entrance solutions throughout the U.S. and Canada. Additionally, we offer software as a service ("SaaS") offerings throughout the U.S. and internationally, including access control, IoT integration and workforce management solutions. We also offer ongoing aftermarket services, design and installation offerings and locksmith services in select locations.

Conflict Minerals Program Overview

As a purchaser, we are many layers removed from the mining of the conflict minerals, and we do not directly purchase raw ore or unrefined conflict minerals. We rely on collaboration with our supplier base by building awareness through training and provide support to identify the upstream supply chain and the originating smelter(s)/refiner(s) for the conflict minerals that ultimately are found in our products.

This effort is both challenging and demanding, as many of our suppliers are private entities that are not directly affected by the Rule, and many times do not have the financial and human resources to comply with the requests. Furthermore, our suppliers have their own supply chains and need to collaborate with their own upstream suppliers in order provide transparency of the end-to-end supply chain and to identify the smelter(s)/refiner(s).

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals by utilizing the conflict minerals reporting template (“CMRT”) provided by the Responsible Business Alliance’s (“RBA”) through its Responsible Minerals Initiative (“RMI”). Our RCOI was designed to determine whether any of the conflict minerals in the products we manufacture or contract to manufacture originated in the Covered Countries or were from recycled or scrap sources by asking our suppliers to identify the smelters and refiners of the conflict minerals contained in the products or raw materials that they supply to us. We reviewed the information our suppliers provided and compared it to publicly available information about such smelters and refiners.

OECD Due Diligence Framework in Practice

We designed our due diligence measures to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and the related Supplements for gold, tin, tantalum and tungsten (the “Guidance”). The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Publicly reporting on our supply chain due diligence

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our strategic, direct suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

STEP 1: Establish Strong Company Management Systems

Company Conflict Minerals Policy

Our policy is to support the legitimate businesses within the Covered Countries, and we expect our suppliers to source conflict minerals responsibly by establishing conflict minerals compliance policies and a due diligence process to support their conflict minerals data collection efforts.

    To view our complete Conflict Minerals Policy, visit our webpage located at:
    https://www.allegion.com/corp/en/about/ESG/environmental/conflict-minerals.html.

Internal Team

Our conflict minerals program is designed to conform to the internationally recognized due diligence framework of the OECD. The framework includes standard operating procedures, supplier risk segmentation, established processes for RCOI, due diligence and escalation, training and communication, as well as a website containing our Conflict Minerals Policy with information about the regulation, contact information and the latest Form SD filing.
We have a global supply chain compliance team that reports up to the Vice President - Global Supply Chain & Operations Support and is responsible to the Corporate Secretary for the Form SD report creation and filing. The global supply chain compliance team focuses on driving the compliance efforts of the conflict minerals program, executing the procedures, working closely with a third-party regulatory compliance consulting firm to advance the maturity and sophistication of the program and further strengthening the conformance with the OECD Guidance and standards. Our continued conflict minerals program maturity progress can be attributed to several successfully executed initiatives:
•Attendance at virtual conferences that include topics related to conflict minerals;
•Advancing internal knowledge through continuing education;
•Following any updates to relevant regulations (such as following news releases, webinars, industry initiatives); and
•Third-party software solution and consulting services, such as –
◦We leveraged this software to upload related legacy documents for retention purposes and will retain the records for a period of five years per the OECD Guidelines;
◦We are leveraging this software to offer training and updates for suppliers; and
◦We utilize their resources for benchmarking purposes.
We collaborate closely with our suppliers by developing long-lasting relationships. Our supplier development team has the responsibility to qualify and develop our suppliers. This team conducts periodic reviews of our Global Supplier Requirements Manual, which lays out the Company’s expectations of suppliers with respect to compliance with local, state and national regulations, including conflict mineral requirements.
Further, we have a dedicated commodity management team responsible for maintaining relationships with suppliers within their assigned commodities. This team also monitors supplier performance and selectively manages strategic relationships with preferred suppliers to help preserve the stability and longevity of the supplier relationships. Our supplier contracts contain a regulatory clause that explicitly lays out the expectations with the suppliers to comply with laws, including the Rule, and allows our company to audit and inspect data, records and other materials to evidence conflict minerals use and controls.
Per the OECD Guidelines, we retain and maintain our records for a period of five years on a company share-drive system. These records are also loaded into our third-party software system, Assent, and we will continue to leverage this system for record keeping purposes.

Reporting Mechanism

As part of our continuing efforts to ensure lawful and ethical behavior, the Allegion Code of Conduct and Allegion Business Partner Code of Conduct advise employees and business partners to report legal and ethical questions or concerns. Both documents can be found by clicking on the following link: https://www.allegion.com/corp/en/about/ESG/governance/ethics-and-compliance-program.html. Information contained on, or that may be accessed through, our websites is not incorporated by reference into, and is not part of this filing.

A variety of options are available for employees and business partners to ask questions or report concerns in the area of ethics and compliance.

Employees. As set forth in the Allegion Code of Conduct (“Code”), employees may contact their manager, local management or local Human Resources partner; they may also contact the Allegion Legal Department, Chief Compliance Officer or Ethics HelpLine (“HelpLine”). Specific instructions for contacting these resources are provided in the Code. Employees contacting the HelpLine may choose to remain anonymous if consistent with applicable local law. The HelpLine is available 24/7 and is staffed by an independent organization. The Code also includes a section entitled “Zero-tolerance for retaliation,” which prohibits retaliation against individuals asking questions or raising concerns.

Business Partners. The Allegion Business Partner Code of Conduct (“Business Partner Code”) states business partners who wish to seek guidance or report concerns in the ethics and compliance area may send an email to Allegion, submit a report to Allegion via the Internet, send a letter to Allegion by mail or contact the HelpLine. Specific instructions and information (such as email, internet and mailing addresses, and U. S. and international HelpLine phone numbers) on reporting using each of these resources is provided in the Business Partner Code. Examples of business partners noted in the Business Partner Code include agents, distributors, dealers, contractors, suppliers, vendors, service providers, intermediaries, joint venture partners and others.

STEP 2: Identify and Assess Risks in Our Supply Chain
Scope Identification

Due to our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified by Assent Compliance (“Assent”), our third-party service provider, and members of our internal conflict minerals team who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

    The primary risk we identified with respect to the reporting period ended Dec. 31, 2023, is related to the nature of the responses received. Many of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to Allegion. Additionally, some suppliers indicated that they received information regarding their supply chains from 50% or less of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains. Based on historical supply chain information, we performed a risk-based approach in our due diligence that included:

•Risk Identification through a commodity segmentation across the company for components (including electronic products) or products previously identified as containing, or were suspected of containing, conflict mineral(s).
•Risk Assessment and prioritization based on information about purchased components or products from engineering, catalogs, sourcing managers and commodity-taxonomy definition. Our categories were as follows:
◦High Concern
▪Electronic products / components
▪Materials / mechanical components containing 3TG’s
◦Low Concern
▪Mechanical products, molded components, finishing, powered coats
◦No Concern / Out of Scope
▪Plastics extrusions, foam/insulation
▪Packaging, paper, wood, chemicals, service providers, etc.
•Risk Monitoring of new suppliers and additional information, including changes in regulatory landscape. When new suppliers are identified, we conduct a risk assessment of the anticipated purchases to determine the concern level. Based on this assessment, we engage with all relevant suppliers and request that they complete and return the CMRT.

Execution
We retained Assent to oversee our 2023 CMRT campaign. Assent initiated the campaign with a communication to our supply base authorizing Assent to solicit information from our suppliers. Next, Assent distributed a “campaign kick-off” letter in multiple languages that laid out the timing of the campaign, the process and expectations. Following the campaign kick-off, Assent provided each supplier with:
•Allegion’s Conflict Minerals Policy;
•Information about the conflict minerals regulations;
•Training materials for the program and CMRT form (version 6.31);
•Allegion contact information and conflict minerals website; and
•CMRT response deadline.

We followed this pre-established process for all selected suppliers with reminders to complete and return the CMRT and validated the CMRT responses for completion and accuracy. In addition, we followed an escalation process for all suppliers who failed to timely complete and return the CMRT or who provided incomplete or inconsistent responses - the process included alternative communication medium (e.g., phone calls or emails from private accounts as opposed to company accounts), leveraging the commodity managers (including local commodity managers in other regions of the world) who had established relationships with the suppliers and online research of the suppliers to see if they provided any public information regarding conflict minerals (e.g., policy or Form SD filing).

Assent validated the smelter information provided by the suppliers using the most recent smelter and refinery validation list from the Responsible Minerals Initiative (RMI). Before the validation, the lists were reviewed and scrubbed for:
•Electronic component suppliers declaring NO 3TGs;
•Convert old smelter identification number (“CID”) to new CID;
•Remove duplicates and non-actionable submissions;
•Identify the CID based on the mineral, name, location;
•Remove any entries that don’t meet the RMI definition of a smelter or refiner; and
•Correct misspelled smelters/refiners.

Assent reviewed the list to identify smelters/refiners that were participating in the Responsible Minerals Assurance Process (“RMAP”), while a risk-based assessment was also performed on the remaining smelters/refiners in order to determine which suppliers posed increased risks in the supply chain. This risk assessment and further investigation consisted of, among other things:
•Reviews of Dun and Bradstreet reports;
•Checks of the U.S. Department of Commerce Conflict Mineral processing facilities;
•Verification of country of origin risk, as listed in the RMAP Audit Procedure; and
•Internet searches.

Assent used numerous factors to determine the level of risk that each smelter posed to the supply chain by identifying red flags. These factors include:
•Geographic proximity to Conflict-Affected and High-Risk Areas.
•Known mineral source country of origin.
•RMAP audit status.
•Credible evidence of unethical or conflict sourcing.
•Peer assessments conducted by credible third-party sources.
•Sanctions risks

Based on these criteria Assent identified the following third-party facilities in the received CMRT responses as “SORs of Interest”:

Yunnan Copper Industry Co., Ltd.	China	CID000197
JSC Novosibirsk Refinery	Russian Federation	CID000493
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Hunan Jintai New Material Co., Ltd.	China	CID000769
JSC Uralelectromed	Russian Federation	CID000929
Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Lingbao Gold Co., Ltd.	China	CID001056
Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Novosibirsk Tin Combine	Russian Federation	CID001305
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Samduck Precious Metals	Korea, Republic Of	CID001555
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Umicore Precious Metals Thailand	Thailand	CID002314
Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Emirates Gold DMCC	United Arab Emirates	CID002561
Kaloti Precious Metals	United Arab Emirates	CID002563
Hydrometallurg, JSC	Russian Federation	CID002649
Unecha Refractory metals plant	Russian Federation	CID002724
Moliren Ltd.	Russian Federation	CID002845
AU Traders and Refiners	South Africa	CID002850
GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Pongpipat Company Limited	Myanmar	CID003208
Artek LLC	Russian Federation	CID003553
LLC Vostok	Russian Federation	CID003643
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
PT Panca Mega Persada	Indonesia	CID001457
Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Sudan Gold Refinery	Sudan	CID002567
Industrial Refining Company	Belgium	CID002587

JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
VQB Mineral and Trading Group JSC	Vietnam	CID002015
African Gold Refinery	Uganda	CID003185
NPP Tyazhmetprom LLC	Russian Federation	CID003416
OOO “Technolom” 2	Russian Federation	CID003612
OOO “Technolom” 1	Russian Federation	CID003614

Through Assent, submissions that included any of the above facilities immediately produced a response instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to components or products that they supply to us, if any, and escalating up to removal of these “Smelters of Interest” from their supply chain.

Due to our continued partnership with Assent, we were able to leverage the provider to assist us with the smelter review and country-of-origin determination for the data we collected during our due diligence and supplier campaign.

Additionally, suppliers were evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program were based on these four questions in the CMRT:
A.    Have you established a responsible minerals sourcing policy?
D.    Have you implemented due diligence measures for conflict-free sourcing?
F.    Do you review due diligence information received from your suppliers against your company’s expectations?
G.    Does your review process include corrective action management?

When suppliers met or exceeded those criteria (Yes to questions A, D, F and G), they were deemed to have a strong program. When suppliers did not meet those criteria, they were deemed to have a weak program. As of April 4, 2024, 23.55% of our responsive suppliers have been identified as having a strong program, and 15.29% of suppliers have been identified as having a weak program. The remaining suppliers claimed no 3 TGs.

STEP 3: Design and Implement a Strategy to Respond to Identified Risks
We provide periodic reports on the progress of our campaign process to our internal leadership. On an annual basis, we provide an update to the Executive Leadership Team about our conflict minerals program and have a separate meeting with the Senior Vice President – Allegion Americas and the Deputy General Counsel and Corporate Secretary where we review the process, efforts, challenges, milestones and results before the final Form SD report is signed by the Deputy General Counsel and Corporate Secretary and filed with the SEC.

•Further, we have established a supplier risk management process that evaluates many factors and determines the next steps for concerning suppliers (including any need for renegotiation of supplier terms, termination of supplier relationships, creation of a remediation plan, etc.).
•Declarations (CMRTs) look retrospectively at materials procured throughout the calendar year; at the time a CMRT is provided, material from smelters may already be part of the company’s supply chain and products. Requests for immediate removal of a smelter of concern from the CMRT and supply chain may not be practical, hence the intent of OECD step 3: to arm and inform the supply chain regarding future purchases. The CMRT must accurately reflect past sourcing in order to support appropriate, ongoing due diligence and monitor changes over time. As a result, Allegion has disclosed all information identified through the supply chain.
•Minerals and metals are durable goods, and typical practice in industry may include using feedstock purchased several months prior. As a result, high-risk or inoperative smelters, may continue to appear on downstream CMRTs even if upstream suppliers no longer engage in business with these smelters. In many cases, this accurately reflects the continued downstream use of metal originally processed by these smelters in the past, either before smelter risks were identified or before smelter operations ceased.
STEP 4: Utilize Independent Third-Party Audits of Supply Chain Diligence Practices
While we do not have a team of resources to independently audit the smelters/refiners within our supply chain, we have partnered with Assent, a ‘best-in-class’ third-party software and regulatory consulting company, who performs audits and verification activities of smelters/refiners across the globe as part of their business services for Allegion.

STEP 5: Publicly Report on Supply Chain Due Diligence
This is the eleventh year that we have reported on our conflict minerals program, our risk assessment and due diligence, as well as our results. While progress has been made, we were unable to determine with certainty that all the conflict minerals contained in our products are from conflict-free sources due to, among other things, the following:

a.    Several of our suppliers identified smelters/refiners that do not participate in the RMAP or a similar program and other suppliers failed to identify any smelter / refiners in their responses to us. Furthermore, we were unable to obtain responses from all our suppliers, and some suppliers provided incomplete or inconsistent data.

b.    Many of our suppliers submitted responses that were declared on a company-wide basis (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained conflict minerals) and not specific to the materials supplied to Allegion. Therefore, in combination with multiple layers in our supply chain, we believe these declarations might include smelters and refiners that do not provide the conflict minerals that are in our products.

As a result, we do not have sufficient information to conclusively determine the country of origin of all the conflict minerals in our products and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict-free sources.

2023 Results

For 2023, we reviewed 937 suppliers and actively engaged with 488 suppliers that we deemed relevant based on historical CMRT responses and purchases. We received CMRT submissions from 242 suppliers (response rate of 49.59%). All CMRTs were reviewed for completeness and accuracy. Out of the received CMRTs, 235 were validated and provided the basis for our list of “Reported Entities.”
Based on the due diligence process described under the heading “OECD Due Diligence Framework in Practice” on page 5 of this report and the information provided by our suppliers, we believe, to the extent reasonably determinable by us, that the facilities used to process the conflict minerals in our products or the other sources of the conflict minerals in our products consist of the following 350 entities (listed in the Reported Entities section), and that we have categorized as follows:
•224 smelters were classified as “RMAP Conformant;”
•90 smelters had a status of “Not Enrolled;”
•7 smelters are “RMAP Active;” and
•29 smelters are “Non-Conformant.”

“RMAP Conformant” means the smelter has successfully completed a RMAP audit and maintains good standing in the program, through a continual validation process. These smelters or refiners (SOR’s) have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.
Due Diligence Determination
For the reasons stated in this report, we do not have sufficient information to conclusively determine the country of origin of all the conflict minerals in our products described under the heading “Product Description” on page 4 of this report and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict-free sources.
We have provided this information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters, or refiners to provide us with complete information, may affect our future determinations under the Rule.
Independent Private Sector Audit
As permitted by Rule 13p-1 and the SEC’s guidance with respect thereto, we did not obtain an independent private-sector audit of this Conflict Minerals Report.
Future Initiatives
We continue to execute several initiatives to enhance our conflict minerals program, such as:
•Continued education and training both for our company and our supply chain;
•Continued partnerships with industry groups and subject matter experts to define and improve best practices and build leverage over our supply chain;
•Continued engagement with our suppliers to obtain current, accurate and complete information from them and their upstream supply chain; and
•Continued engagement with our third-party software solution and consulting company who are working on independently verifying smelters outside of the RMI smelter certification program.

Reported Entities

Metal	Smelter Name	Smelter Country (*)
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Caridad	Mexico
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	Advanced Chemical Company	United States of America
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Boliden AB	Sweden
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Dowa	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States of America
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Metalor Technologies S.A.	Switzerland
Gold	Mitsubishi Materials Corporation	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PX Precinox S.A.	Switzerland
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Royal Canadian Mint	Canada
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Guangdong Jinding Gold Limited	China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Umicore Precious Metals Thailand	Thailand
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	SAAMP	France
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Italpreziosi	Italy
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	ABC Refinery Pty Ltd.	Australia
Gold	NH Recytech Company	Korea, Republic of
Gold	Pease & Curren	United States of America
Gold	JALAN & Company	India
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	K.A. Rasmussen	Norway
Gold	MD Overseas	India
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Gold by Gold Colombia	Colombia
Gold	Coimpa Industrial LTDA	Brazil
Gold	WEEEREFINING	France
Gold	Dongwu Gold Group	China
Gold	Chimet S.p.A.	Italy
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Asahi Refining USA Inc.	United States of America
Gold	JSC Uralelectromed	Russian Federation
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Lingbao Gold Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States of America
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Valcambi S.A.	Switzerland

Gold	Yamakin Co., Ltd.	Japan
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Albino Mountinho Lda.	Portugal
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Sai Refinery	India
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	QG Refining, LLC	United States of America
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Alexy Metals	United States of America
Gold	Metallix Refining Inc.	United States of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Sam Precious Metals	United Arab Emirates
Gold	Smelter Not Listed	Tanzania, United Republic of
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Smelter Not Listed	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	AMG Brasil	Brazil
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	QuantumClean	United States of America
Tantalum	Telex Metals	United States of America
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	PowerX Ltd.	Rwanda
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	NPM Silmet AS	Estonia

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	5D Production OU	Estonia
Tin	Alpha	United States of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Dowa	Japan
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Fenix Metals	Poland
Tin	Metallic Resources, Inc.	United States of America
Tin	China Tin Group Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Mineracao Taboca S.A.	Brazil
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	Minsur	Peru
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan, Province of China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Super Ligas	Brazil
Tin	Smelter Not Listed	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Aurubis Berango	Spain

Tin	Aurubis Beerse	Belgium
Tin	PT Sukses Inti Makmur	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Pongpipat Company Limited	Myanmar
Tin	Smelter Not Listed	China
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	CRM Synergies	Spain
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The
Tin	Smelter Not Listed	Malaysia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Mitsubishi Materials Corporation	Japan
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	PT Bangka Prima Tin	Indonesia
Tin	Smelter Not Listed	China
Tin	Tin Technology & Refining	United States of America
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States of America
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Smelter Not Listed	Vietnam
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of
Tungsten	Smelter Not Listed	Taiwan, Province of China
Tungsten	Smelter Not Listed	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Definitions
Conflict-Free    Smelters or refiners that have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program or an equivalent third-party audit program
Covered Countries    Refer to the Democratic Republic of the Congo ("DRC") and any country that shares an internationally recognized border with the DRC
OECD            Organisation for Economic Co-operation and Development

Dodd-Frank Act    Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010
CID    Smelter Identification Number
    RMI            Responsible Minerals Initiative
SORs of Interest    Smelters or Refiners that present significant risk to supply chains, as per the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas